Exhibit 99(c)

DNP SELECT INCOME FUND INC.

Section 19(a) Notice

Notification of Sources of Distribution

Distribution Period	May 2021

Distribution Amount Per Share of Common Stock	$0.065

The following table sets forth the estimated amounts of the current distribution, payable June 10, 2021, together with the cumulative distributions paid this fiscal year-to-date (YTD) from the following sources. The fiscal year is November 1, 2020 to October 31, 2021. All amounts are expressed per share of common stock based on U.S. generally accepted accounting principles, which may differ from federal income tax regulations.

Distribution Estimates	May 2021		Fiscal YTD

Sources	Per Share Amount	% of Current Distribution	Per Share Amount	% of Cumulative Distributions

Net Investment Income	$0.020	30%	$0.145	32%
Net Realized Short-Term Capital Gains	-	-	0.005	1%
Net Realized Long-Term Capital Gains	0.009	14%	0.250	55%
Return of Capital (or Other Capital Source)	0.036	56%	0.055	12%
Total (per common share)	$0.065	100%	$0.455	100%

April 30, 2021

Average annual total return* on NAV for the 5 years				10.12%

Annualized current distribution rate as a percentage of NAV				8.00%

Cumulative total return on NAV for the fiscal YTD				17.79%

Cumulative fiscal YTD distributions as a percentage of NAV				4.00%

The Fund will issue a separate 19(a) notice at the time of each monthly distribution using the most current financial information available. You should not draw any conclusions about the Fund’s investment performance from the amount of this distribution or from the terms of the Fund’s managed distribution plan.

The Fund estimates that it has distributed more than its income and capital gains; therefore, a portion of your distribution may be a return of capital. A return of capital may occur, for example, when some or all of the money that you invested in the Fund is paid back to you. A return of capital distribution does not necessarily reflect the Fund’s investment performance and should not be confused with “yield” or “income.”

The amounts and sources of distributions reported in this notice are only estimates and are not being provided for tax reporting purposes. The actual amounts and sources of the amounts for tax reporting purposes will depend upon the Fund’s investment experience during the remainder of the fiscal year and may be subject to changes based on tax regulations. The Fund or your broker will send you a Form 1099-DIV for the calendar year that will tell you how to report these distributions for federal income tax purposes.

* Simple arithmetic average of each of the past five annual returns.

DNP SELECT INCOME FUND INC.

Section 19(a) Notice

Notification of Sources of Distribution

Distribution Period	June 2021

Distribution Amount Per Share of Common Stock	$0.065

The following table sets forth the estimated amounts of the current distribution, payable July 12, 2021, together with the cumulative distributions paid this fiscal year-to-date (YTD) from the following sources. The fiscal year is November 1, 2020 to October 31, 2021. All amounts are expressed per share of common stock based on U.S. generally accepted accounting principles, which may differ from federal income tax regulations.

Distribution Estimates	June 2021		Fiscal YTD

Sources	Per Share Amount	% of Current Distribution	Per Share Amount	% of Cumulative Distributions

Net Investment Income	$0.025	39%	$0.177	34%
Net Realized Short-Term Capital Gains	-	-	0.005	1%
Net Realized Long-Term Capital Gains	0.040	61%	0.338	65%
Return of Capital (or Other Capital Source)	-	-	-	-
Total (per common share)	$0.065	100%	$0.520	100%

May 31, 2021

Average annual total return* on NAV for the 5 years				9.48%

Annualized current distribution rate as a percentage of NAV				8.04%

Cumulative total return on NAV for the fiscal YTD				17.88%

Cumulative fiscal YTD distributions as a percentage of NAV				4.69%

The Fund will issue a separate 19(a) notice at the time of each monthly distribution using the most current financial information available. You should not draw any conclusions about the Fund’s investment performance from the amount of this distribution or from the terms of the Fund’s managed distribution plan.

The amounts and sources of distributions reported in this notice are only estimates and are not being provided for tax reporting purposes. The actual amounts and sources of the amounts for tax reporting purposes will depend upon the Fund’s investment experience during the remainder of the fiscal year and may be subject to changes based on tax regulations. The Fund or your broker will send you a Form 1099-DIV for the calendar year that will tell you how to report these distributions for federal income tax purposes.

* Simple arithmetic average of each of the past five annual returns.

DNP SELECT INCOME FUND INC.

Section 19(a) Notice

Notification of Sources of Distribution

Distribution Period	July 2021

Distribution Amount Per Share of Common Stock	$0.065

The following table sets forth the estimated amounts of the current distribution, payable August 10, 2021, together with the cumulative distributions paid this fiscal year-to-date (YTD) from the following sources. The fiscal year is November 1, 2020 to October 31, 2021. All amounts are expressed per share of common stock based on U.S. generally accepted accounting principles, which may differ from federal income tax regulations.

Distribution Estimates	July 2021		Fiscal YTD

Sources	Per Share Amount	% of Current Distribution	Per Share Amount	% of Cumulative Distributions

Net Investment Income	$0.025	38%	$0.199	34%
Net Realized Short-Term Capital Gains	-	-	0.006	1%
Net Realized Long-Term Capital Gains	0.012	18%	0.380	65%
Return of Capital (or Other Capital Source)	0.028	44%	-	-
Total (per common share)	$0.065	100%	$0.585	100%

June 30, 2021

Average annual total return* on NAV for the 5 years				7.61%

Annualized current distribution rate as a percentage of NAV				8.20%

Cumulative total return on NAV for the fiscal YTD				16.45%

Cumulative fiscal YTD distributions as a percentage of NAV				5.46%

The Fund will issue a separate 19(a) notice at the time of each monthly distribution using the most current financial information available. You should not draw any conclusions about the Fund’s investment performance from the amount of this distribution or from the terms of the Fund’s managed distribution plan.

The Fund estimates that it has distributed more than its income and capital gains; therefore, a portion of your distribution may be a return of capital. A return of capital may occur, for example, when some or all of the money that you invested in the Fund is paid back to you. A return of capital distribution does not necessarily reflect the Fund’s investment performance and should not be confused with “yield” or “income.”

The amounts and sources of distributions reported in this notice are only estimates and are not being provided for tax reporting purposes. The actual amounts and sources of the amounts for tax reporting purposes will depend upon the Fund’s investment experience during the remainder of the fiscal year and may be subject to changes based on tax regulations. The Fund or your broker will send you a Form 1099-DIV for the calendar year that will tell you how to report these distributions for federal income tax purposes.

* Simple arithmetic average of each of the past five annual returns.

DNP SELECT INCOME FUND INC.

Section 19(a) Notice

Notification of Sources of Distribution

Distribution Period	August 2021

Distribution Amount Per Share of Common Stock	$0.065

The following table sets forth the estimated amounts of the current distribution, payable September 10, 2021, together with the cumulative distributions paid this fiscal year-to-date (YTD) from the following sources. The fiscal year is November 1, 2020 to October 31, 2021. All amounts are expressed per share of common stock based on U.S. generally accepted accounting principles, which may differ from federal income tax regulations.

Distribution Estimates	August 2021		Fiscal YTD

Sources	Per Share Amount	% of Current Distribution	Per Share Amount	% of Cumulative Distributions

Net Investment Income	$0.016	25%	$0.215	33%
Net Realized Short-Term Capital Gains	-	-	0.006	1%
Net Realized Long-Term Capital Gains	0.029	44%	0.416	64%
Return of Capital (or Other Capital Source)	0.020	31%	0.013	2%
Total (per common share)	$0.065	100%	$0.650	100%

July 31, 2021

Average annual total return* on NAV for the 5 years				7.88%

Annualized current distribution rate as a percentage of NAV				8.08%

Cumulative total return on NAV for the fiscal YTD				18.95%

Cumulative fiscal YTD distributions as a percentage of NAV				6.06%

The Fund will issue a separate 19(a) notice at the time of each monthly distribution using the most current financial information available. You should not draw any conclusions about the Fund’s investment performance from the amount of this distribution or from the terms of the Fund’s managed distribution plan.

The Fund estimates that it has distributed more than its income and capital gains; therefore, a portion of your distribution may be a return of capital. A return of capital may occur, for example, when some or all of the money that you invested in the Fund is paid back to you. A return of capital distribution does not necessarily reflect the Fund’s investment performance and should not be confused with “yield” or “income.”

The amounts and sources of distributions reported in this notice are only estimates and are not being provided for tax reporting purposes. The actual amounts and sources of the amounts for tax reporting purposes will depend upon the Fund’s investment experience during the remainder of the fiscal year and may be subject to changes based on tax regulations. The Fund or your broker will send you a Form 1099-DIV for the calendar year that will tell you how to report these distributions for federal income tax purposes.

* Simple arithmetic average of each of the past five annual returns.

DNP SELECT INCOME FUND INC.

Section 19(a) Notice

Notification of Sources of Distribution

Distribution Period	September 2021

Distribution Amount Per Share of Common Stock	$0.065

The following table sets forth the estimated amounts of the current distribution, payable October 12, 2021, together with the cumulative distributions paid this fiscal year-to-date (YTD) from the following sources. The fiscal year is November 1, 2020 to October 31, 2021. All amounts are expressed per share of common stock based on U.S. generally accepted accounting principles, which may differ from federal income tax regulations.

Distribution Estimates	September 2021		Fiscal YTD

Sources	Per Share Amount	% of Current Distribution	Per Share Amount	% of Cumulative Distributions

Net Investment Income	$0.023	35%	$0.243	34%
Net Realized Short-Term Capital Gains	0.001	1%	0.007	1%
Net Realized Long-Term Capital Gains	0.012	18%	0.422	59%
Return of Capital (or Other Capital Source)	0.029	46%	0.043	6%
Total (per common share)	$0.065	100%	$0.715	100%

August 31, 2021

Average annual total return* on NAV for the 5 years				9.90%

Annualized current distribution rate as a percentage of NAV				7.99%

Cumulative total return on NAV for the fiscal YTD				21.11%

Cumulative fiscal YTD distributions as a percentage of NAV				6.66%

The Fund will issue a separate 19(a) notice at the time of each monthly distribution using the most current financial information available. You should not draw any conclusions about the Fund’s investment performance from the amount of this distribution or from the terms of the Fund’s managed distribution plan.

The Fund estimates that it has distributed more than its income and capital gains; therefore, a portion of your distribution may be a return of capital. A return of capital may occur, for example, when some or all of the money that you invested in the Fund is paid back to you. A return of capital distribution does not necessarily reflect the Fund’s investment performance and should not be confused with “yield” or “income.”

The amounts and sources of distributions reported in this notice are only estimates and are not being provided for tax reporting purposes. The actual amounts and sources of the amounts for tax reporting purposes will depend upon the Fund’s investment experience during the remainder of the fiscal year and may be subject to changes based on tax regulations. The Fund or your broker will send you a Form 1099-DIV for the calendar year that will tell you how to report these distributions for federal income tax purposes.

* Simple arithmetic average of each of the past five annual returns.

DNP SELECT INCOME FUND INC.

Section 19(a) Notice

Notification of Sources of Distribution

Distribution Period	October 2021

Distribution Amount Per Share of Common Stock	$0.065

The following table sets forth the estimated amounts of the current distribution, payable November 10, 2021, together with the cumulative distributions paid this fiscal year-to-date (YTD) from the following sources. The fiscal year is November 1, 2020 to October 31, 2021. All amounts are expressed per share of common stock based on U.S. generally accepted accounting principles, which may differ from federal income tax regulations.

Distribution Estimates	October 2021		Fiscal YTD

Sources	Per Share Amount	% of Current Distribution	Per Share Amount	% of Cumulative Distributions

Net Investment Income	$0.010	16%	$0.250	32%
Net Realized Short-Term Capital Gains	-	-	0.008	1%
Net Realized Long-Term Capital Gains	0.001	2%	0.421	54%
Return of Capital (or Other Capital Source)	0.054	82%	0.101	13%
Total (per common share)	$0.065	100%	$0.780	100%

September 30, 2021

Average annual total return* on NAV for the 5 years				8.32%

Annualized current distribution rate as a percentage of NAV				8.56%

Cumulative total return on NAV for the fiscal YTD				13.79%

Cumulative fiscal YTD distributions as a percentage of NAV				7.85%

The Fund will issue a separate 19(a) notice at the time of each monthly distribution using the most current financial information available. You should not draw any conclusions about the Fund’s investment performance from the amount of this distribution or from the terms of the Fund’s managed distribution plan.

The Fund estimates that it has distributed more than its income and capital gains; therefore, a portion of your distribution may be a return of capital. A return of capital may occur, for example, when some or all of the money that you invested in the Fund is paid back to you. A return of capital distribution does not necessarily reflect the Fund’s investment performance and should not be confused with “yield” or “income.”

The amounts and sources of distributions reported in this notice are only estimates and are not being provided for tax reporting purposes. The actual amounts and sources of the amounts for tax reporting purposes will depend upon the Fund’s investment experience during the remainder of the fiscal year and may be subject to changes based on tax regulations. The Fund or your broker will send you a Form 1099-DIV for the calendar year that will tell you how to report these distributions for federal income tax purposes.

* Simple arithmetic average of each of the past five annual returns.